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                                                                      EXHIBIT 21

                            QUAKER STATE CORPORATION

                                  Subsidiaries

         All of the following subsidiaries are 100% owned by Quaker State Corporation unless otherwise indicated:

                                                                                           Jurisdiction of
Name of Subsidiary                                                                         Incorporation
------------------                                                                         --------------
Blue Coral, Inc.                                                                              Delaware
         Blue Coral International Ltd. (18)                                                   United Kingdom
Fort William Coal Dock Company, Ltd.                                                          Ontario
Green Shield, Inc.                                                                            Delaware
Lubricants, Inc.                                                                              Arkansas
         Myatt-Brooks, Inc. (1)                                                               Arkansas
                 QS/Brooks Distribution Company (2)                                           Tennessee
Medo Industries, Inc.                                                                         New York
Medo Manufacturing Corporation                                                                Maryland
Medo Industries de Mexico, S.A. de C.V.                                                       Mexico
QS Holding Company                                                                            Delaware
Quaker Oil Corporation                                                                        Texas
Quaker State, Inc.                                                                            Canada
Quaker State Investment Corporation                                                           Delaware
         Freedom Freightways, Inc. (3)                                                        Missouri
         Genesis Petroleum, Inc. (3)                                                          Utah
                 Genesis Petroleum - Salt Lake L.L.C. (17)                                    Utah
         Q Lube, Inc. (3)                                                                     Delaware
                 Quaker State Minit-Lube Canada, Inc. (4)                                     Ontario
                          Q Lube Ontario, Inc. (5)                                            Ontario
                 Lubeco Management, Inc. (4)                                                  Delaware
         The Valley Camp Coal Company (3)                                                     Delaware
                 Donaldson Mine Company (6)                                                   West Virginia
                 Kelley's Creek and Northwestern Railroad Company (6)                         West Virginia
                 Valley Camp Investment Company (6)                                           Delaware
                          Elm Grove Coal Company (7)                                          West Virginia
                          Valley Camp Coal Sales Company (7)                                  Ohio
                          The Helen Mining Company (7)                                        Pennsylvania
                          Kanawha and Hocking Coal and Coke Company (7)                       West Virginia
                          Shrewsbury Coal Company (7)                                         West Virginia
                          Valley Camp of Utah, Inc. (7)                                       Utah

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
                                                                                           Jurisdiction of
Name of Subsidiary                                                                         Incorporation
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
         Truck-Lite Co., Inc. (3)                                                          New York
                 T-L Automotive Industries, Inc. (8)                                       Delaware
                 Truck-Lite International, Inc. (8)                                        Delaware
         Valley Camp, Inc. (3)                                                             Canada
Quaker State Japan Co., Ltd.                                                               Japan
Quaker State Oil Refining Corporation, B.V.                                                Holland
Quaker State - Slick 50, Inc.                                                              Delaware
         Petrolon UK Ltd. (9)                                                              United Kingdom
         Sutherwell Ltd. (14)                                                              United Kingdom
                          Petrolon British Isles Ltd. (15)                                 United Kingdom
         Petrolon Deutschland GMBH (10)                                                    Germany
         Petrolon Australia Pty. Ltd. (11)                                                 Australia
         Petrolon International Management                                                 Monaco
                 SAM (10)
         Petrolon International Limited (10)                                               Isle of Man
                 Petrolon Overseas Ltd. (12)                                               United Kingdom
                 Petrolon Europe Ltd. (13)                                                 Isle of Man
         Slick 50 Management, Inc. (10)                                                    Delaware
                 Slick 50 Products Corporation (16)                                        Delaware
                 Slick 50 Corporation (16)                                                 Delaware
Specialty Oil Company, Inc.                                                                Delaware
Westland Oil Company, Inc.                                                                 Louisiana

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(1)   50% owned by Lubricants, Inc. and 50% owned by Specialty Oil Company, Inc.
(2)   50% owned by Myatt-Brooks, Inc.
(3)  100% owned by Quaker State Investment Corporation
(4)  100% owned by Q Lube, Inc.
(5)   50% owned by Quaker State Minit-Lube Canada, Inc.
(6)  100% owned by The Valley Camp Coal Company
(7)  100% owned by Valley Camp Investment Company
(8)  100% owned by Truck-Lite Co., Inc.
(9)    5% owned by Quaker State - Slick 50, Inc.;
      95% owned by Petrolon Europe Ltd.
(10) 100% owned by Quaker State - Slick 50, Inc.
(11)   5% owned by Quaker State - Slick 50, Inc.;
      95% owned by Petrolon Europe, Ltd.
(12) 100% owned by Petrolon International Ltd.
(13)  90% owned by Petrolon International Ltd.;
      10% owned by third party.
(14) 100% owned by Petrolon UK Ltd.
(15) 100% owned by Sutherwell Ltd.
(16) 100% owned by Slick 50 Management, Inc.
(17)  74% owned by Genesis Petroleum, Inc.
(18) 100% owned by Blue Coral, Inc.